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                                                                    Exhibit 99.4

                NEW ICO GLOBAL COMMMUNICATIONS (HOLDINGS) LIMITED

     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL STOCKHOLDERS'
                        METING TO BE HELD ON _____, 2000

The undersigned hereby appoints ______ and ______, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of New ICO Global Communications (Holdings) Limited, a Delaware corporation, that the undersigned may be entitled to vote at the Special Stockholders' Meeting of New ICO Global Communications (Holdings) Limited to be held at [Place] on [Date], 2000 at [Time], P.S.T., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of the (1) notice of special stockholders' meeting of New ICO Global Communications (Holdings) Limited and (2) the accompanying Joint Proxy Statement/Prospectus. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

[X] Please mark votes as in this example


                                                                                  I Plan to Attend
Proposal No. 1:                                       For     Against   Abstain      the Meeting:
---------------                                       ---     -------   -------      ------------

To approve the Agreement and Plan of Merger
dated as of August 11, 2000 between New ICO
Global Communications (Holdings) Limited and
ICO-Teledesic Global Limited                          [ ]       [ ]       [ ]           [ ]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED. Whether or not you plan to attend the meeting in person, please sign and promptly return this proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this proxy. If a corporation holds shares of stock of record, the president or vice president and the secretary or assistant secretary should execute the proxy. If a partnership holds shares of stock of record, an authorized person should execute the proxy in partnership name. Executors, trustees, administrators, guardians, attorneys-in-fact or other fiduciaries should give their full title. Please date the proxy.



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
Signature:                                  Signature:
          -----------------------------               -----------------------------
Date:                                       Date:
     ----------------------------------          ----------------------------------
Name (print):                               Name (print):
             --------------------------                  --------------------------
Title (if applicable):                      Title (if applicable):
                      -----------------                           -----------------